Note 8 - Results of Shareholder Meetings

A Special Meeting of Shareholders of the Funds were held on January 21, 2015 and March 26, 2015 at the offices of
U.S. Bancorp Fund Services, LLC, 615 East Michigan Avenue, Milwaukee, Wisconsin, pursuant to notice given to all shareholders of record of the Fund at the close of business on December 29, 2015. At the Special Meeting, shareholders were asked to approve the following proposals, and the tabulation of the shareholder votes rendered the following results:

Vident Core U.S. Equity Fund

Proposal

To approve a new Sub-Advisory Agreement between Exchange
Traded Concepts, LLC and Vident Investment Advisory, LLC
Votes For    Votes Against      Abstained
9,434,040          381  298

Proposal
To approve a new Investment Advisory Agreement between
Exchange Traded Concepts, LLC and the ETF Series Solutions
Trust, on behalf of the Fund, to enable Exchange Traded
Concepts, LLC to continue serving as the Fund's investment
adviser following the anticipated change in control of Exchange
Traded Concepts, LLC.
Votes For    Votes Against      Abstained
9,434,040 381  298

Proposal
To approve a new Sub-Advisory Agreement between Exchange
Traded Concepts, LLC and Vident Investment Advisory, LLC to
enable Vident Investment Advisory, LLC to continue serving as the Fund's sub-adviser following the anticipated change in
control of Exchange Traded Concepts, LLC.
Votes For    Votes Against      Abstained
9,434,040 381  298

Proposal
To approve a "manager of managers" arrangement for the Fund
that would grant the Fund and Exchange Traded Concepts, LLC
greater flexibility with respect to changing sub-advisory
arrangements without shareholder approval.
Votes For    Votes Against      Abstained
9,434,040 381  298

Proposal
To elect one Trustee to serve until his successor is elected and qualified.
Votes For    Votes Against      Abstained
9,464,406 -  2,546

Vident International Equity Fund

Proposal
To approve a new Investment Advisory Agreement between
Exchange Traded Concepts, LLC and the ETF Series Solutions
Trust, on behalf of the Fund.
Votes For    Votes Against      Abstained
25,996,630 1,007  -

Proposal
To approve a new Sub-Advisory Agreement between Exchange
Traded Concepts, LLC and Vident Investment Advisory, LLC.
Votes For    Votes Against      Abstained
25,996,630 1,007  -

Proposal
To approve a "manager of managers" arrangement that would
grant the Fund and Exchange Traded Concepts, LLC greater
flexibility to change sub-advisory arrangements without
shareholder approval, subject to prior approval by the Board of
Trustees.
Votes For    Votes Against      Abstained
25,996,630 1,007  -

Proposal
To elect one Trustee to serve until his successor is elected and qualified.
Votes For    Votes Against      Abstained
29,640,990 165  -

Vident Core U.S. Bond Strategy ETF

Proposal
To approve a new Investment Advisory Agreement between
Exchange Traded Concepts, LLC and the ETF Series Solutions
Trust, on behalf of the Fund.
Votes For    Votes Against      Abstained
6,801,838 -  207

Proposal
To approve a new Sub-Advisory Agreement between Exchange
Traded Concepts, LLC and Vident Investment Advisory, LLC.
Votes For    Votes Against      Abstained
6,801,838 -  207

Proposal
To approve a "manager of managers" arrangement that would
grant the Fund and Exchange Traded Concepts, LLC greater
flexibility to change sub-advisory arrangements without
shareholder approval, subject to prior approval by the Board of
Trustees.
Votes For    Votes Against      Abstained
6,767,025 -  -